As filed with the Securities and Exchange Commission on May 5, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4645388
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1420 N. McDowell Blvd.

Petaluma, California

(707) 774-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul B. Nahi

Chief Executive Officer

c/o Enphase Energy, Inc.

1420 N. McDowell Blvd

Petaluma, CA 94954

(707) 774-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Sellers

Brett D. White

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.00001 per share	5,000,000	$7.36	$36,800,000	$4,739.84

(1)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum offering price per unit and proposed maximum aggregate offering price has been calculated pursuant to Rule 457(c) of the Securities Act based on the average high and low prices reported for the Registrant’s common stock traded on the NASDAQ Global Market on April 29, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 5, 2014

Prospectus

5,000,000 Shares of Common Stock

The selling stockholders to be named in a prospectus supplement to this prospectus may offer and sell, from time to time, up to 5,000,000 shares of our common stock. To the extent that any selling stockholder sells any of our common stock, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms on which the common stock is being offered. We will not receive any proceeds from the sale of our common stock by selling stockholders.

We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the common stock being offered.

Our common stock is listed on the Nasdaq Global Market under the trading symbol “ENPH.” On May 2, 2014, the last reported sale price of our common stock was $7.30 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The selling stockholders may sell common stock directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters, the public of the common stock and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, certain selling stockholders may, from time to time, offer and sell, in one or more offerings, up to 5,000,000 shares of our common stock as described in this prospectus.

This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time the selling stockholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of

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the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Enphase Energy, Inc.

Overview

Enphase Energy, Inc. delivers microinverter technology for the solar industry that increases energy production, simplifies design and installation, improves system uptime and reliability, reduces fire safety risk and provides a platform for intelligent energy management. Our semiconductor-based microinverter system converts direct current (DC) electricity to alternating current (AC) electricity at the individual solar module level, and brings a system-based, high technology approach to solar energy generation leveraging our design expertise across power electronics, semiconductors, networking and embedded and web-based software technologies. We are the market leader in the microinverter category and have grown rapidly. Since our first commercial shipment in mid-2008, we have sold approximately 4.7 million microinverters as of December 31, 2013. We were the first company to commercially ship microinverter systems in volume. We currently offer microinverter systems targeting residential and commercial markets in the United States, Canada, the United Kingdom, France, the Benelux region, certain other European markets and Australia.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Corporate Information

We were incorporated as PVI Solutions, Inc. in March 2006 in the State of Delaware and changed our name to Enphase Energy, Inc. in July 2007. Our principal corporate offices are located at 1420 N. McDowell Blvd., Petaluma, CA 94954, and our telephone number is (707) 774-7000. Our website is located at www.enphase.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

Unless the context requires otherwise, all references in this prospectus to “we,” “our,” “us,” the “Company,” and “Enphase” refer to Enphase Energy, Inc. and its subsidiaries.

Our Common Stock

Certain selling stockholders to be named in a supplement to this prospectus may offer or sell, from time to time, up to 5,000,000 shares of our common stock. This prospectus provides you with a general description of the common stock the selling stockholders may offer. Each time the selling stockholders offer common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the common stock.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The selling stockholders may sell common stock directly to investors or to or through agents, underwriters or dealers. The selling stockholders, and their agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of common stock. If the selling stockholders do offer common stock to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them; and

•	details regarding over-allotment options, if any.

The selling stockholders may offer shares of our common stock to the extent such shares were issued and outstanding prior to the original date of filing of the registration statement to which this prospectus relates. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock—Common stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder. See “Use of Proceeds” in this prospectus.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “ENPH.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance, business strategies, technology developments, financing and investment plans, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Some of the factors that we believe could affect our results include:

•	our limited operating history, which makes it difficult to predict future results;

•	the future demand for solar energy solutions;

•	the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications;

•	our ability to achieve broader market acceptance of our microinverter systems;

•	changes in the retail price of electricity derived from the utility grid or alternative energy sources;

•	our ability to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; and

•	the success of competing solar solutions that are or become available.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

The selling stockholders are offering all of the shares of our common stock being offered pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholder. The principal purposes of this offering are to facilitate an orderly distribution of shares and to increase our public float.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share. A description of material terms and provisions of our amended and restated certificate of incorporation, or certificate of incorporation, and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and the amended and restated bylaws.

Common stock

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to declare dividends and then only at the times and in the amounts that our board of directors may determine.

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our certificate of incorporation establishes a classified board of directors, which is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. These provisions in our amended and restated certificate of incorporation could discourage potential takeover attempts. See “Anti-Takeover Effects of Delaware Law and Our Charter Documents” below.

No preemptive or similar rights. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Right to receive liquidation distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred stock

We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

We are party to an investors’ rights agreement which provides that certain holders of our common stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, have certain registration rights, as set forth below.

Demand registration rights. The holders of approximately 21,635,238 shares of our common stock are entitled to certain demand registration rights. The holders of at least a majority of these shares have the right to request that we file up to two registration statements. We may postpone the filing of a registration statement for up to 90 days if we determine that the filing would be seriously detrimental to us and our stockholders, and the underwriters of an underwritten offering will have the right, subject to certain restrictions, to limit the number of shares registered by these holders for reasons relating to the marketing of the shares.

Piggyback registration rights. If we propose to register any of our securities for public sale, the holders of approximately 21,635,238 shares of our common stock are entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration. However, this right does not apply to a registration relating to any of our employee benefit plans, the exchange of securities in certain corporate reorganizations or certain other transactions or the issuance of common stock upon conversion of debt securities, the offer and sale of which are also being registered. The underwriters of any underwritten offering will have the right to limit the number of shares registered by these holders for reasons relating to the marketing of the shares, but not below 30% of the total number of shares included in the registration statement.

Form S-3 registration rights. The holders of approximately 21,635,238 shares of our common stock are entitled to certain Form S-3 registration rights. Holders of at least 25% of these shares have the right to request that we effect a registration on Form S-3 if the proposed aggregate offering price of the shares to be registered by the holders requesting registration is at least $1,000,000. We will not be required to effect such a registration if we have effected one such registration within the 24-month period preceding a request and we may postpone the filing of a registration statement on Form S-3 for up to 90 days if we determine that the filing would be seriously detrimental to us and our stockholders. The underwriters of any underwritten offering will have the right, subject to certain restrictions, to limit the number of shares registered by these holders for reasons relating to the marketing of the shares.

Registration expenses. We will pay all expenses incurred by holders of shares registered in connection with up to two demand registrations and all piggyback and Form S-3 registrations except, in each case, for fees and expenses of legal counsel in excess of $50,000, underwriting discounts, selling commissions and transfer taxes. However, subject to limited exceptions, we will not pay for any expenses of any demand registration if the request is subsequently withdrawn by the holders or if the net proceeds requirement of a demand registration is not met.

Expiration of registration rights. The registration rights described above will expire five years after the closing of our initial public offering, or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares pursuant to Rule 144 of the Securities Act or a similar exemption in any three-month period.

Anti-Takeover Effects of Delaware Law and Our Charter Documents

Some of the provisions of Delaware law may have the effect of delaying, deferring, discouraging or preventing another person from acquiring control of our company.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who owns 15% or more of the corporation’s outstanding voting stock, or is an affiliate or associate of the corporation and within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, or is an affiliate or associate of such person unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate or incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not elected to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certain provisions in our certificate of incorporation and our amended and restated bylaws could have an effect of delaying, deferring or preventing a change in control. For a description of such provisions, see “Risk Factors—Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock” in our recent Form 10-K and 10-Q, incorporated by reference to this prospectus.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty owed by any director, officer or employee to us or our stockholders, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law or any action asserting a claim against us that is governed by the internal affairs doctrine. However, several lawsuits involving other companies have been brought challenging the validity of choice of forum provisions in certificates of incorporation, and it is possible that a court could rule that such provision is inapplicable or unenforceable.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the trading symbol “ENPH”.

SELLING STOCKHOLDERS

This prospectus relates to the possible sale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 5,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part, including shares that may be owned by affiliates of Enphase. The selling stockholders are former holders of our preferred stock that originally acquired the shares of our common stock included in this prospectus through several private placements of our convertible preferred stock or convertible debt securities prior to our initial public offering, all of which shares of preferred stock were converted into shares of our common stock in connection with our initial public offering.

Information about the selling stockholders, where applicable, including their identities, the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

The selling stockholders may sell our common stock from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. The selling stockholders may sell the common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our common stock, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of our common stock or other consideration therefor, and the proceeds received from the sale;

•	any over-allotment options under which underwriters may purchase additional common stocks;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Only underwriters named in the prospectus supplement will be underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase our common stock will be subject to the conditions set forth in the applicable underwriting agreement. The selling stockholders may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. The selling stockholders may use underwriters with whom we or they have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

The selling stockholders may sell securities directly or through agents we or they designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the selling stockholders’ agent will act on a best-efforts basis for the period of its appointment.

The selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

The selling stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, the selling stockholders in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Global Market engage in passive market making transactions in our common stock on the Nasdaq Global Market accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the common stock offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Annual Report on Form 10-K of Enphase Energy, Inc., have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001- 35480):

•	our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed on March 4, 2014;

•	our Current Reports on Form 8-K which were filed on February 18, 2014 and March 12, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013, referred to above from our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2014 Annual Meeting of Stockholders filed with the SEC on March 21, 2014; and

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on March 28, 2012.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Enphase Energy, Inc.

1420 N. McDowell Blvd

Petaluma, CA 94954

(707) 774-7000

Attn: Assistant Secretary

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$4,740
Accounting fees and expenses	225,000
Legal fees and expenses	225,000
Transfer agent and registrar fees and expenses	5,000
Printing and miscellaneous fees and expenses	5,260

Total	$465,000

Item 15.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director. As permitted by the Delaware General Corporation Law, our bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law;

•	we may indemnify our other employees and agents as provided in indemnification contracts entered into between us and our employees and agents;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law; and

•	the rights conferred in the bylaws are not exclusive.

Our policy is to enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provide for certain additional procedural protections. We currently carry liability insurance for our directors and officers. At present, there is no pending litigation or proceeding involving a director or officer of Enphase Energy, Inc. regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The underwriting agreement that we and the selling stockholders may enter into (Exhibit 1.1) may provide for indemnification by any underwriters of Enphase, its directors, its officers who sign the registration statement, its controlling persons and the selling stockholders for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits

Exhibit Number

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 from the Company’s Current Report on Form 8-K, as filed with the SEC on April 6, 2012 (SEC File No. 001-35480)).

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.5 from the Company’s Amendment No. 7 to the Registration Statement on Form S-1/A as filed with the SEC on March 12, 2012 (SEC File No. 333-174925)).

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 from the Company’s Amendment No. 7 to the Registration Statement on Form S-1/A as filed with the SEC on March 12, 2012 (SEC File No. 333-174925)).

5.1	Opinion of Cooley LLP

23.1	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on May 5, 2014.

ENPHASE ENERGY, INC.

By:	/s/ Paul B. Nahi
Paul B. Nahi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Nahi and Kris Sennesael, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Enphase Energy, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Paul B. Nahi Paul B. Nahi	President and Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Kris Sennesael Kris Sennesael	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2014

/s/ Neal Dempsey Neal Dempsey	Director	May 5, 2014

/s/ Steven J. Gomo Steven J. Gomo	Director	May 5, 2014

/s/ Benjamin Kortlang Benjamin Kortlang	Director	May 5, 2014

Signatures	Title	Date

/s/ Jameson J. McJunkin Jameson J. McJunkin	Director	May 5, 2014

/s/ Richard Mora Richard Mora	Director	May 5, 2014

/s/ Robert Schwartz Robert Schwartz	Director	May 5, 2014

/s/ John Howard Weber John Howard Weber	Director	May 5, 2014

EXHIBIT INDEX

Item 16.	Exhibits

Exhibit Number
1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 from the Company’s Current Report on Form 8-K, as filed with the SEC on April 6, 2012 (SEC File No. 001-35480)).

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.5 from the Company’s Amendment No. 7 to the Registration Statement on Form S-1/A as filed with the SEC on March 12, 2012 (SEC File No. 333-174925)).

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 from the Company’s Amendment No. 7 to the Registration Statement on Form S-1/A as filed with the SEC on March 12, 2012 (SEC File No. 333-174925)).

5.1	Opinion of Cooley LLP

23.1	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.